Exhibit 99.2

CMS Energy Announces the Pricing Terms of its Cash Tender Offers for Certain Outstanding Debt Securities

Jackson, Mich., May 17, 2023 – CMS Energy Corporation (“CMS Energy”) (NYSE: CMS) announced today the pricing terms of the outstanding debt securities listed in the table below (the “Notes”) pursuant to the previously announced cash tender offer (the “Tender Offer”) for up to $150 million (the “Aggregate Maximum Purchase Price”) combined aggregate purchase price (excluding accrued and unpaid interest to, but not including, the applicable settlement date and excluding fees and expenses related to the Tender Offer) of the Notes and the other debt securities specified in the Offer to Purchase, dated May 3, 2023 (the “Offer to Purchase”) relating to the Tender Offer. The terms and conditions of the Tender Offer are described in the Offer to Purchase and remain unchanged.

The applicable consideration (the “Total Consideration”) offered per $1,000 principal amount of Notes of each series validly tendered and accepted for purchase pursuant to the Tender Offer is based on the applicable reference yield plus a fixed spread, in each case as set forth in the table below. The applicable Total Consideration is payable to holders of Notes who validly tendered and did not validly withdraw their Notes prior to or at 5:00 p.m., New York City time, on May 16, 2023 (such date and time, the “Early Tender Date”) and whose Notes are accepted for purchase by CMS Energy. The Reference Yields listed in the table were determined at 10:00 a.m., New York City time, on May 17, 2023 by the Dealer Managers (identified below). The applicable Total Consideration for each series of Notes includes an early tender payment of $30 per $1,000 principal amount of Notes that were validly tendered and not validly withdrawn by such holders and are accepted for purchase by CMS Energy (the “Early Tender Payment”).

The Notes

Title of Security	CUSIP Numbers	Issuer	Acceptance Priority Level(3)	Series Tender Cap	U.S. Treasury Reference Security	Reference Yield	Fixed Spread	Total Consideration(1)(2)	Principal Amount Accepted
2.500% First Mortgage Bonds due 2060	210518 DJ2	Consumers Energy Company	1	$150,000,000	4.000% U.S.T. due 11/15/52	3.855%	97	$600.88	$149,992,000
2.650% First Mortgage Bonds due 2052	210518 DN3	Consumers Energy Company	2	N/A	4.000% U.S.T. due 11/15/52	3.855%	82	$678.95	$88,184,000

(1)	Per $1,000 principal amount of Notes that are tendered and accepted for purchase.
(2)	The applicable Total Consideration includes the early tender payment of $30 per $1,000 principal amount of Notes.
(3)	The offers with respect to the Notes are subject to the Aggregate Maximum Purchase Price of $150 million in aggregate purchase price and the Series Tender Cap, as applicable. All references to the aggregate purchase price for the Notes include the applicable Total Consideration or Tender Offer Consideration and exclude applicable accrued interest and fees and expenses related to the Tender Offer. CMS Energy will purchase an aggregate principal amount of Notes having an aggregate purchase price up to the Aggregate Maximum Purchase Price, subject to Acceptance Priority Levels and Series Tender Cap, as applicable, as set forth in the table above.

CMS Energy expects to pay the purchase price for the Notes accepted for purchase with a portion of the net proceeds of the previously announced public offering of convertible senior notes by CMS Energy, which was completed on May 5, 2023. Subject to the satisfaction or waiver of all remaining conditions to the Tender Offer described in the Offer to Purchase, CMS Energy intends to accept for purchase validly tendered Notes in the principal amounts indicated in the table above.

No other series of debt securities issued by CMS Energy or Consumers Energy Company will be accepted for purchase pursuant to the Tender Offer. Such other debt securities and the Notes that are not accepted for purchase will be promptly credited to the account of the registered holder of such securities with The Depository Trust Company or otherwise returned in accordance with the Offer to Purchase.

All payments for Notes purchased in connection with the Early Tender Date will also include accrued and unpaid interest on the principal amount of Notes validly tendered and accepted for purchase up to, but not including, the early settlement date, which is currently expected to be May 18, 2023. In accordance with the terms of the Tender Offer, the withdrawal deadline was 5:00 p.m., New York City time, on May 16, 2023. As a result, tendered Notes may no longer be withdrawn, except in certain limited circumstances where additional withdrawal rights are required by law (as determined by CMS Energy).

The Tender Offer is scheduled to expire at 5:00 p.m., New York City time, on June 1, 2023, or any other date and time to which CMS Energy extends the Tender Offer. CMS Energy does not expect to accept for purchase any tender of Notes after the Early Tender Date because the amount of Notes validly tendered and not validly withdrawn at or prior to the Early Tender Date exceeded the Aggregate Maximum Purchase Price.

Information Relating to the Tender Offer

Barclays Capital Inc. and J.P. Morgan Securities LLC are acting as the dealer managers (the “Dealer Managers”) for the Tender Offer. The information agent and tender agent is D.F. King & Co. Inc. (“D.F. King”). Copies of the Offer to Purchase and related offering materials are available by contacting D.F. King via email at cms@dfking.com or by telephone at (888) 628-1041 (U.S. toll-free), (212) 269-5550 (banks and brokers). Questions regarding the Tender Offer should be directed to Barclays Capital Inc., Liability Management Group at (212) 528-7581 (collect) or (800) 438-3242 (toll free) or J.P. Morgan Securities LLC, Liability Management Desk at (212) 834-4045 (collect) or (866) 834-4666 (toll free).

None of CMS Energy, its affiliates, the Dealer Managers, D.F. King or the trustee with respect to any series of Notes is making any recommendation as to whether holders of Notes should tender any Notes in response to the Tender Offer, and neither CMS Energy nor any such other person has authorized any person to make any such recommendation. Holders of Notes must make their own decision as to whether to tender any of their Notes, and, if so, the principal amount of Notes to tender.

This press release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The Tender Offer is being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law.

The full details of the Tender Offer, including complete instruction on how to tender Notes, are included in the Offer to Purchase. The Offer to Purchase contains important information that should be read by holders of Notes before making a decision to tender any Notes. The Offer to Purchase may be downloaded from D.F. King’s website at www.dfking.com/cms or obtained from D.F. King, free of charge, by calling toll-free at (888) 628-1041 (bankers and brokers can call collect at (212) 269-5550) or emailing at cms@dfking.com.

CMS Energy (NYSE: CMS) is a Michigan-based energy company featuring Consumers Energy Company, an electric and gas utility, as its primary business. It also owns and operates independent power generation businesses.

Forward-Looking Information

This news release includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on management’s beliefs and assumptions and can often be identified by terms and phrases that include “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “guidance,” “outlook,” or other similar terminology. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized. These factors include, but are not limited to: the fact that there can be no assurance that the contemplated Tender Offer will be completed in accordance with its terms, or at all; there can be no assurance that a significant principal amount of the debt being tendered will be accepted for purchase in the Tender Offer; the impact and effect of recent events, such as worsening trade relations and geopolitical tensions with China, and the responses to these events, and related economic disruptions including, but not limited to, labor shortages, inflation, and supply chain disruptions; the impact of new regulation by the Michigan Public Service Commission (“MPSC”), the Federal Energy Regulatory Commission (“FERC”), and other applicable governmental proceedings and regulations, including any associated impact on electric or gas rates or rate structures; potentially adverse regulatory treatment or failure to receive timely regulatory orders affecting Consumers that are or could come before the MPSC, FERC, or other governmental authorities; changes in the performance of or regulations applicable to Midcontinent Independent System Operator, Inc., Michigan Electric Transmission Company, LLC (a non-affiliated company), pipelines, railroads, vessels, or other service providers that CMS Energy, Consumers, or any of their affiliates rely on to serve their customers; the adoption of or challenges to federal or state laws or regulations or changes in applicable laws, rules, regulations, principles, or practices, or in their interpretation, such as those related to energy policy, Retail Open Access, which allows electric generation customers to choose alternative electric suppliers pursuant to Michigan’s Public Acts 141 and 142 of 2000, as amended, the Public Utility Regulatory Policies Act of 1978, infrastructure integrity or security, cybersecurity, gas pipeline safety, gas pipeline capacity, energy waste reduction, the environment, regulation or deregulation, reliability, health care reforms (including comprehensive health care reform enacted in 2010), taxes, accounting matters, climate change, air emissions, renewable energy, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and other business issues that could have an impact on CMS Energy’s, Consumers’, or any of their affiliates’ businesses or financial results; factors affecting operations, such as costs and availability of personnel, equipment, and materials; weather and climate conditions; natural disasters; catastrophic weather-related damage; scheduled or unscheduled equipment outages; maintenance or repairs; contractor performance; environmental incidents; failures of equipment or materials; electric transmission and distribution or gas pipeline system constraints; interconnection requirements; political and social unrest; general strikes; the government and/or paramilitary response to political or social events; and changes in trade policies or regulations; increased frequency or intensity of storms and other adverse weather events due to climate change that could negatively impact infrastructure owned by CMS Energy or Consumers; the ability of CMS Energy and Consumers to execute cost-reduction strategies; potentially adverse regulatory or legal interpretations or decisions regarding environmental matters, or delayed regulatory treatment or permitting decisions that are or could come before agencies such as the Michigan Department of Environment, Great Lakes, and Energy, the U.S. Environmental Protection Agency, FERC, and/or the U.S. Army Corps of Engineers, and potential environmental remediation costs associated with these interpretations or decisions, including those that may affect Consumers’ coal ash management or routine maintenance, repair, and replacement classification under New Source Review, a construction-permitting program under the Federal Clean Air Act of 1963, as amended; changes in energy markets, including availability, price, and seasonality of electric capacity and the timing and extent of changes in commodity prices and availability and deliverability of coal, natural gas, natural gas liquids, electricity, oil, gasoline, diesel fuel, and certain related products; the price of CMS Energy common stock, the credit ratings of CMS Energy and Consumers, capital and financial market conditions, and the effect of these market conditions on CMS Energy’s and Consumers’ interest costs and access to the capital markets, including availability of financing to CMS Energy, Consumers, or any of their affiliates; the potential effects on the credit and capital markets of the transition from LIBOR to an alternative reference interest rate, including the secured overnight financing rate (“SOFR”), which may perform differently than LIBOR and could result in increased interest rate expense; the investment performance of the assets of CMS Energy’s and Consumers’ pension and benefit plans, the discount rates, mortality assumptions, and future medical costs used in calculating the plans’ obligations, and the resulting impact on future funding requirements; the impact of the economy, particularly in Michigan, and potential future volatility in the financial and credit markets on CMS Energy’s, Consumers’, or any of their affiliates’ revenues, ability to collect accounts receivable from customers, or cost and availability of capital; changes in the economic and financial viability of CMS Energy’s and Consumers’ suppliers, customers, and other counterparties and the continued ability of these third parties, including those in bankruptcy, to meet their obligations to CMS Energy and Consumers; population changes in the geographic areas where CMS Energy and Consumers conduct business; national, regional, and local economic, competitive, and regulatory policies, conditions, and developments; loss of customer demand for electric generation supply to alternative electric suppliers, increased use of self-generation including distributed generation, energy waste reduction, or energy storage; loss of customer demand for natural gas due to alternative technologies or fuels; restricted ability to construct natural gas infrastructure due to environmental regulations or other governmental action; ability of Consumers to meet increased renewable energy demand due to customers seeking to meet their own sustainability goals in a timely and cost-efficient manner; the reputational or other impact on CMS Energy and Consumers of the failure to achieve greenhouse gas reduction goals related to reducing their impact on climate change; adverse consequences of employee, director, or third-party fraud or non-compliance with codes of conduct or with laws or regulations; federal regulation of electric sales, including periodic re-examination by federal regulators of CMS Energy’s and Consumers’ market-based sales authorizations; any event, change, development, occurrence, or circumstance that could impact the implementation of the Clean Energy Plan, including any action by a regulatory authority or other third party to prohibit, delay, or impair the implementation of the Clean Energy Plan; the availability, cost, coverage, and terms of insurance, the stability of insurance providers, and the ability of Consumers to recover the costs of any insurance from customers; the effectiveness of CMS Energy’s and Consumers’ risk management policies, procedures, and strategies, including strategies to hedge risk related to interest rates and future prices of electricity, natural gas, and other energy-related commodities; factors affecting development of electric generation projects, gas transmission, and gas and electric distribution infrastructure replacement, conversion, and expansion projects, including factors related to project site identification, construction material pricing, schedule delays, availability of qualified construction personnel, permitting, acquisition of property rights, community opposition, and government approvals; potential disruption to, interruption of, or other impacts on facilities, utility infrastructure, operations, or backup systems due to accidents, explosions, physical disasters, global pandemics, cyber incidents, civil unrest, vandalism, war, or terrorism, and the ability to obtain or maintain insurance coverage for these events; changes or disruption in fuel supply, including but not limited to supplier bankruptcy and delivery disruptions; potential costs, lost revenues, reputational harm, or other consequences resulting from misappropriation of assets or sensitive information, corruption of data, or operational disruption in connection with a cyberattack or other cyber incident; potential disruption to, interruption or failure of, or other impacts on information technology backup or disaster recovery systems; technological developments in energy production, storage, delivery, usage, and metering; the ability to implement technology successfully; the impact of CMS Energy’s and Consumers’ integrated business software system and its effects on their operations, including utility customer billing and collections; adverse consequences resulting from any past, present, or future assertion of indemnity or warranty claims associated with assets and businesses previously owned by CMS Energy or Consumers, including claims resulting from attempts by foreign or domestic governments to assess taxes on or to impose environmental liability associated with past operations or transactions; the outcome, cost, and other effects of any legal or administrative claims, proceedings, investigations, or settlements; the reputational impact on CMS Energy and Consumers of operational incidents, violations of corporate policies, regulatory violations, inappropriate use of social media, and other events; restrictions imposed by various financing arrangements and regulatory requirements on the ability of Consumers and other subsidiaries of CMS Energy to transfer funds to CMS Energy in the form of cash dividends, loans, or advances; earnings volatility resulting from the application of fair value accounting to certain energy commodity contracts or interest rate contracts; changes in financial or regulatory accounting principles or policies (e.g., the adoption of the hypothetical liquidation at book value method of accounting for certain non-regulated renewable energy projects); and other matters that may be disclosed from time to time in CMS Energy’s and Consumers’ SEC filings, or in other public documents.

Additional risks and uncertainties are identified and discussed in CMS Energy’s and Consumers’ reports filed with the SEC and are available at the SEC’s website. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements included or incorporated by reference in this news release might not occur or might occur to a different extent or at a different time than described. Forward-looking statements speak only as of the date they are made and CMS Energy expressly disclaims an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.